Contact: LEEANN GEPHART CHIEF CONSUMER BANKING OFFICER	First Citizens Community Bank
570-545-6005	15 S. Main Street
570-662-8512 (fax)	Mansfield, PA 16933

citizens financial services, inc. reports unaudited second quarter 2023 financial results

MANSFIELD, PENNSYLVANIA— July 31, 2023 – Citizens Financial Services, Inc. (Nasdaq: CZFS), parent company of First Citizens Community Bank, released today its unaudited consolidated financial results for the three and six months ended June 30, 2023.

Highlights

•
The acquisition of HV Bancorp, Inc.(“HVB”) was completed on June 16, 2023. The acquisition included available for sale investments of $79.2 million, loans with a fair value of $486.1 million and deposits with a fair value of $533.4 million. Based on the closing price on June 16, the deal valuation was approximately $76.7 million.  Merger and acquisitions costs for 2023 total $8.6 million through June 30, 2023. The provision for credit losses on non-purchase credit deteriorated loans (the “NPC Provision”) was $4.6 million.

•
Net income for the first six months of 2023 was $2.7 million, which was $10.9 million, or 80.0% less  than 2022’s net income through June 30, 2022 due to the one-time merger and acquisition costs and the NPC Provision. The effective tax rate for the first six months of 2023 was 13.4% compared to 17.8% in the comparable period in 2022.

•
Net loss was $4.1 million for the three months ended June 30, 2023, which was $11.1 million or 160.0% less than the net income for 2022’s comparable period. The effective tax rate for the three months ended June 30, 2023 was 22.3% compared to 17.7% in the comparable period in 2022.

•	Net interest income before the provision for credit losses was $36.0 million for the six months ended June 30, 2023, an increase of $2.0 million, or 5.9%, over the same period a year ago.

•
Return on average equity for the three and six months (annualized) ended June 30, 2023 was (6.62%) and 2.22% compared to 12.49% and 12.48% for the three and six months (annualized) ended June 30, 2022. If the one-time costs associated with the acquisition and the NPC Provision are excluded, the return on average equity for the three and six months (annualized) ended June 30, 2023 would have been 10.03% and 10.92%, respectively (1).

•
Return on average tangible equity for the three and six months (annualized) ended June 30, 2023 was (7.92%) and 2.62% compared to 14.68% and 14.69% for the three and six months (annualized) ended June 30, 2022. (1) If the one-time costs associated with the acquisition and the NPC Provision are excluded, the return on average tangible equity for the three and six months (annualized) ended June 30, 2023 would have been 12.00% and 12.86%. (1)

•
Return on average assets for the three and six months (annualized) ended June 30, 2023 was (0.68%) and 0.23% compared to 1.25% for the three and six months (annualized) ended June 30, 2022. If the one-time costs associated with the acquisition and the NPC Provision are excluded, the return on average assets for the three and six months (annualized) ended June 30, 2023 would have been 1.03% and 1.11% (1).

Six Months Ended June 30, 2023 Compared to 2022

•
For the six months ended June 30, 2023, net income totaled $2,723,000 which compares to net income of $13,641,000 for the first six months of 2022, a decrease of $10,918,000. Basic earnings per share of $0.67 for the first six months of 2023 compares to $3.40 for the first six months last year.  Annualized return on equity for the six months ended June 30, 2023 and 2022 was 2.22% and 12.48%, while annualized return on assets was 0.23% and 1.25%, respectively. If the one time costs associated with the merger and the NPC Provision, are excluded, basic earnings per share, the annualized return on average equity and average assets would be $3.28, 10.92% and 1.11%, respectively. (1)

•
Net interest income before the provision for credit loss for the six months ended June 30, 2023 totaled $36,001,000 compared to $33,991,000 for the six months ended June 30, 2022, resulting in an increase of $2,010,000, or 5.9%.  Average interest earning assets increased $206.7 million for the six months ended June 30, 2023 compared to the same period last year, primarily due to growth that occurred in the second half of 2022 in the Delaware market as the HVB acquisition was completed late in the quarter ended June 30, 2023. Average loans increased $262.7 million while average investment securities increased $23.7 million. The yield on interest earning assets increased 97 basis points to 4.64%, while the cost of interest-bearing liabilities increased 142 basis points to 1.83% due to the rise in market interest rates and competitive pressure. The tax effected net interest margin for the six months ended June 30, 2023 was 3.23% compared to 3.35% for the same period last year.

•
The provision for credit losses for the six months ended June 30, 2023 was $4,853,000 compared to $700,000 for the six months ended June 30, 2022, an increase of $4,253,000.  As a result of the acquisition, the Bank recorded a $4.6 million provision for credit losses for loans acquired that did not have any credit deterioration at the time of purchase. Excluding the impact of the acquisition, the provision would have decreased $438,000 when comparing the six month period of 2023 to 2022 with the decrease being attributable to a decrease in loans in 2023.

•
Total non-interest income was $4,454,000 for the six months ended June 30, 2023, which is $281,000 less than the non-interest income of $4,735,000 for the same period last year. The primary drivers were a loss of $292,000 in the value of equity securities during the first half of 2023, compared to a loss of $179,000 in the first half of 2022 and a decrease in other income associated with mortgage derivative activity due to the HVB merger of $128,000.

•
Total non-interest expenses for the six months ended June 30, 2023 totaled $32,458,000 compared to $21,431,000 for the same period last year, which is an increase of $11,027,000, or 51.5%. The primary driver of the increase is the merger and acquisition costs of completing the HVB acquisition that total $8,646,000. Merger and acquisitions costs for the merger with HVB include professional and consulting fees, printing, travel, contract termination payments and severance related expenses. Salary and benefit costs increased $1,563,000 due to an additional 8.3 FTEs, which was impacted minimally by the acquisition due to it closing on June 16, 2023 and merit increases for 2023 as well as an increase in health insurance costs of $374,000. Due to growth that occurred primarily in 2022, FDIC insurance expense increased $345,000.

•
The provision for income taxes decreased $2,533,000 when comparing the six months ended June 30, 2023 to the same period in 2022 as a result of a decrease in income before income tax of $13,451,000 due to the one-time merger costs.

Three Months Ended June 30, 2023 Compared to June 30, 2022

•
For the three months ended June 30, 2023, net loss totaled ($4,144,000) which compares to net income of $6,901,000 for the comparable period of 2022, a decrease of $11,045,000.  Basic (loss) earnings per share of ($1.01) for the three months ended June 30, 2023 compares to $1.72 for the 2022 comparable period. Annualized return on equity for the three months ended June 30, 2023 and 2022 was (6.62%) and 12.49%, while annualized return on assets was (0.68%) and 1.25%, respectively. If the one time costs associated with the merger and the NPC Provision are excluded, basic earnings per share, the annualized return on average equity and average assets would be $1.58, 10.03% and 1.03%, respectively. (1)

•
Net interest income before the provision for credit loss for the three months ended June 30, 2023 totaled $17,921,000 compared to $17,729,000 for the three months ended June 30, 2022, resulting in an increase of $192,000, or 1.1%. Average interest earning assets increased $202.7 million for the three months ended June 30, 2023 compared to the same period last year as a result of growth that occurred in the second half of 2023, and to a lesser extent, the completed acquisition.  Average loans increased $247.5 million while average investment securities increased $774,000. The tax effected net interest margin for the three months ended June 30, 2023 was 3.17% compared to 3.43% for the same period last year, which was impacted by the increase in the average cost on interest bearing liabilities of 158 basis points, to 2.00%.

•
The provision for credit losses for the three months ended June 30, 2023 was $4,853,000 compared to $450,000 for the three months ended June 30, 2022, an increase of $4,403,000.  As a result of the acquisition, the Bank recorded a $4.6 million provision for credit losses for loans acquired that did not have any credit deterioration at the time of purchase. If the impact of the acquisition is excluded, the provision would have decreased $188,000 when comparing the three month period of 2023 to 2022 with the decrease being attributable to a decrease in loans in 2023.

•
Total non-interest income was $2,280,000 for the three months ended June 30, 2023, which is $24,000 less than for the comparable period last year.  The primary driver was a decrease in brokerage and insurance commissions of $59,000. The decrease in other income was associated changes in the fair value of derivative instruments associated with mortgage activity related to the HVB merger of $86,000, which was offset by an increase in gains on loans sold of $128,000, primarily due to the HVB merger.

•
Total non-interest expenses for the three months ended June 30, 2023 totaled $20,680,000 compared to $11,200,000 for the same period last year, which is an increase of $9,480,000. Merger and acquisition costs totaled $8,402,000 and salaries and benefits increased $799,000 primarily due to additional personnel and increased health care costs as noted above.

•	The provision for income taxes decreased $2,670,000 when comparing the three months ended June 30, 2023 to the same period in 2022 as a result of a decrease in income before income tax of $13,715,000.

Balance Sheet and Other Information:
•	At June 30, 2023, total assets were $2.89 billion, compared to $2.33 billion at December 31, 2022 and $2.21 billion at June 30, 2022.

•
Available for sale securities of $434.3 million at June 30, 2023 decreased $5.2 million from December 31, 2022 and $28.6 million from June 30, 2022. As part of the HVB acquisition, $79.2 million of available for sale securities were acquired, of which $76.1 million were sold prior to June 30, 2023.  The yield on the investment portfolio increased from 1.77% to 2.14% on a tax equivalent basis.

•
Net loans as of June 30, 2023 totaled $2.14 billion and increased $434.7 million from December 31, 2022 as a result of the acquisition. Excluding the acquisition, loans would have decreased $40.1 million during 2023. The decrease in organic loans was driven by expected paydowns in student loans, which are expected to increase over the second half of 2023.

•
The allowance for credit losses - loans totaled $21,652,000 at June 30, 2023 which is an increase of $3,100,000 from December 31, 2022 and is due to the acquisition and the implementation of the CECL accounting standard effective January 1, 2023. The impact of the acquisition was an increase of $6.3 million, of which $4.6 million was in provision with the remaining $1.7 million due to purchase credit deteriorated (“PCD”) loans. The impact of adopting ASC 326 was a decrease of $3.3 million in the allowance for credit losses – loans.  Loan recoveries and charge-offs were $31,000 and $11,000, respectively, for the six months ended June 30, 2023. A provision for credit losses – loans of $100,000 was recorded during 2023. The allowance as a percent of total loans was 1.00% as of June 30, 2023 and 1.08% as of December 31, 2022.

•
Deposits increased $421.6 million from December 31, 2022, to $2.27 billion at June 30, 2023,  due to the acquisition, which increased deposits by $533.4 million. Excluding the acquisition, deposits decreased $111.5 million. With the rise in interest rates, competitive pressure for deposits has increased. Additionally, we have numerous state and political organizations as customers who utilized funds during the first half of 2023 for various projects and bond payments. At June 30, 2023, the Bank estimates that balances held by customers in excess of the FDIC insurance limit ($250,000 per insured account) totaled $986.4 million, or 43.5% of the Bank’s total deposits. Included in this balance are balances held through Intrafi, which provides customers with  additional FDIC insurance, as well as deposits collateralized by securities (almost exclusively municipal deposits). The total of these items was $577.6 million, or 25.5% of the Bank’s total deposits, as of June 30, 2023.

•
Stockholders’ equity totaled $263.2 million at June 30, 2023, compared to $200.1 million at December 31, 2022, an increase of $63.0 million. The increase was attributable to issuing 693,858 shares with a value of $60.1 million as part of the acquisition and net income for the six months ended June 30, 2023 totaling $2.7 million, offset by net cash dividends for the first half of 2023 totaling $3.9 million, net treasury stock activity of $170,000 and an increase of $1.8 million attributable to the CECL adjustment made effective January 1, 2023. As a result of changes in market interest rates impacting the fair value of investment securities and swaps, accumulated other comprehensive loss decreased $2.2 million from December 31, 2022.

Dividend Declared

On May 30, 2023, the Board of Directors declared a cash dividend of $0.485 per share, which was paid on June 30, 2023 to shareholders of record at the close of business on June 9, 2023. The quarterly cash dividend is an increase of 3.0% over the regular cash dividend of $0.466 per share declared one year ago, as adjusted for the 1% stock dividend declared in June 2023, payable on June 30, 2023 to shareholders of record at the close of business on June 9, 2023.

Citizens Financial Services, Inc. has nearly 1,925 shareholders, the majority of whom reside in markets where its offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance.  Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.  Forward-looking statements are not guarantees of future performance.  Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, changes in general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.  Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this press release or made elsewhere periodically by the Company or on its behalf.  The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

(1) See reconciliation of GAAP and non-GAAP measures at the end of the press release

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(UNAUDITED)
(Dollars in thousands, except per share data)
	As of or For The		As of or For The
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Income and Performance Ratios
Net Income (loss)	$ (4,144)	$ 6,901	$ 2,723	$ 13,641
Return on average assets (annualized)	(0.68%)	1.25%	0.23%	1.25%
Return on average equity (annualized)	(6.62%)	12.49%	2.22%	12.48%
Return on average tangible equity (annualized) (a)	(7.92%)	14.68%	2.62%	14.69%
Net interest margin (tax equivalent)(a)	3.17%	3.43%	3.23%	3.35%
Earnings per share - basic (b)	$ (1.01)	$ 1.72	$ 0.67	$ 3.40
Earnings per share - diluted (b)	$ (1.01)	$ 1.72	$ 0.67	$ 3.40
Cash dividends paid per share (b)	$ 0.480	$ 0.466	$ 0.961	$ 0.930
Number of shares used in computation - basic (b)	4,113,377	4,012,611	4,059,416	4,008,830
Number of shares used in computation - diluted (b)	4,113,377	4,012,626	4,059,416	4,008,934

Asset quality
Allowance for credit losses - loans	$ 21,652	$ 17,570
Non-performing assets	$ 13,638	$ 8,362
Allowance for credit losses - loans/total loans	1.00%	1.10%
Non-performing assets to total loans	0.63%	0.52%
Annualized net charge-offs to total loans	0.00%	0.11%	0.00%	0.06%

Equity
Book value per share (b)	$ 62.50	$ 55.27
Tangible Book value per share (a) (b)	$ 43.63	$ 47.08
Market Value (Last reported trade of month)	$ 74.47	$ 70.00
Common shares outstanding	4,706,768	3,970,153

Other
Average Full Time Equivalent Employees	322.2	312.8	317.7	308.8
Loan to Deposit Ratio	95.44%	84.92%
Trust assets under management	$ 169,956	$ 143,015
Brokerage assets under management	$ 307,336	$ 269,744

Balance Sheet Highlights	June 30,	December 31,	June 30,
	2023	2022	2022

Assets	$ 2,891,808	$ 2,333,393	$ 2,212,862
Investment securities	436,164	441,714	465,192
Loans (net of unearned income)	2,162,842	1,724,999	1,595,376
Allowance for credit losses - loans	21,652	18,552	17,570
Deposits	2,266,100	1,844,208	1,878,711
Stockholders' Equity	263,228	200,147	195,032

(a) See reconcilation of GAAP and Non-GAAP measures at the end of the press release
(b) Prior period amounts were adjusted to reflect stock dividends.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	June 30,	December 31,	June 30,
(in thousands except share data)	2023	2022	2022
ASSETS:
Cash and due from banks:
Noninterest-bearing	$ 28,740	$ 24,814	$ 18,306
Interest-bearing	15,969	1,397	2,366
Total cash and cash equivalents	44,709	26,211	20,672

Interest bearing time deposits with other banks	4,814	6,055	8,048

Equity securities	1,849	2,208	2,309

Available-for-sale securities	434,315	439,506	462,883

Loans held for sale	14,940	725	1,205

Loans (net of allowance for credit losses - loans: $21,652 at June 30, 2023;
$18,552 at December 31, 2022 and $17,570 at June 30, 2023)	2,141,190	1,706,447	1,577,806

Premises and equipment	21,382	17,619	17,476
Accrued interest receivable	9,283	7,332	5,874
Goodwill	84,758	31,376	31,376
Bank owned life insurance	50,194	39,355	38,922
Other intangibles	4,071	1,272	1,449
Fair value of derivative instruments - asset	16,395	16,599	14,639
Deferred tax asset	20,108	12,886	10,807
Other assets	43,800	25,802	19,396

TOTAL ASSETS	$ 2,891,808	$ 2,333,393	$ 2,212,862

LIABILITIES:
Deposits:
Noninterest-bearing	$ 553,097	$ 396,260	$ 382,155
Interest-bearing	1,713,003	1,447,948	1,496,556
Total deposits	2,266,100	1,844,208	1,878,711
Borrowed funds	318,200	257,278	110,540
Accrued interest payable	2,256	1,232	566
Fair value of derivative instruments - liability	9,303	9,726	9,197
Other liabilities	32,721	20,802	18,816
TOTAL LIABILITIES	2,628,580	2,133,246	2,017,830
STOCKHOLDERS' EQUITY:
Preferred Stock $1.00 par value; authorized
3,000,000 shares; none issued in 2023 or 2022	-	-	-
Common stock
$1.00 par value; authorized 25,000,000 shares at June 30, 2023, December 31, 2022 and
June 30, 2022: issued 5,160,754 at June 30, 2023 and 4,427,687 at December 31, 2022 and
June 30, 2022	5,161	4,428	4,428
Additional paid-in capital	143,351	80,911	80,892
Retained earnings	162,499	164,922	153,315
Accumulated other comprehensive loss	(30,980)	(33,141)	(26,559)
Treasury stock, at cost: 453,986 at June 30, 2023 and 456,478 shares
at December 31, 2022 and 457,534 shares at June 30, 2022	(16,803)	(16,973)	(17,044)
TOTAL STOCKHOLDERS' EQUITY	263,228	200,147	195,032
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$ 2,891,808	$ 2,333,393	$ 2,212,862

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME (LOSS)
(UNAUDITED)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except share and per share data)	2023	2022	2023	2022
INTEREST INCOME:
Interest and fees on loans	$ 24,117	$ 17,120	$ 46,666	$ 33,040
Interest-bearing deposits with banks	127	156	198	272
Investment securities:
Taxable	1,683	1,424	3,239	2,536
Nontaxable	572	617	1,189	1,200
Dividends	311	90	625	174
TOTAL INTEREST INCOME	26,810	19,407	51,917	37,222
INTEREST EXPENSE:
Deposits	5,480	1,356	9,419	2,631
Borrowed funds	3,409	322	6,497	600
TOTAL INTEREST EXPENSE	8,889	1,678	15,916	3,231
NET INTEREST INCOME	17,921	17,729	36,001	33,991
Provision for credit losses	262	450	262	700
Provision for credit losses - acquisition day 1 non-PCD	4,591	-	4,591	-
NET INTEREST INCOME AFTER
PROVISION FOR CREDIT LOSSES	13,068	17,279	31,148	33,291
NON-INTEREST INCOME:
Service charges	1,293	1,324	2,504	2,572
Trust	181	184	411	433
Brokerage and insurance	442	501	956	982
Gains on loans sold	169	41	214	146
Equity security losses, net	(74)	(134)	(292)	(179)
Available for sale security losses, net	(51)	-	(51)	-
Earnings on bank owned life insurance	234	212	452	419
Other	86	176	260	362
TOTAL NON-INTEREST INCOME	2,280	2,304	4,454	4,735
NON-INTEREST EXPENSES:
Salaries and employee benefits	7,916	7,117	15,593	14,030
Occupancy	814	754	1,649	1,548
Furniture and equipment	162	166	313	295
Professional fees	387	394	768	733
FDIC insurance expense	325	145	625	280
Pennsylvania shares tax	298	339	596	678
Amortization of intangibles	31	40	62	80
Software expenses	372	358	723	699
ORE expenses (income)	(11)	120	15	(247)
Merger and acquisition expenses	8,402	-	8,646	-
Other	1,984	1,767	3,468	3,335
TOTAL NON-INTEREST EXPENSES	20,680	11,200	32,458	21,431
Income (loss) before provision for income taxes	(5,332)	8,383	3,144	16,595
Provision for income tax expense (benefit)	(1,188)	1,482	421	2,954
NET INCOME (LOSS)	$ (4,144)	$ 6,901	$ 2,723	$ 13,641

PER COMMON SHARE DATA:
Net (Loss) Income - Basic	$ (1.01)	$ 1.72	$ 0.67	$ 3.40
Net (Loss) Income - Diluted	$ (1.01)	$ 1.72	$ 0.67	$ 3.40
Cash Dividends Paid	$ 0.480	$ 0.466	$ 0.961	$ 0.930

Number of shares used in computation - basic	4,113,377	4,012,611	4,059,416	4,008,830
Number of shares used in computation - diluted	4,113,377	4,012,626	4,059,416	4,008,934

CITIZENS FINANCIAL SERVICES, INC.
QUARTERLY CONDENSED, CONSOLIDATED INCOME (LOSS) STATEMENT INFORMATION
(UNAUDITED)
(in thousands, except per share data)		Three Months Ended,
	June 30,	March 31,	Dec 31,	Sept 30,	June 30,
	2023	2023	2022	2022	2022
Interest income	$ 26,810	$ 25,107	$ 24,352	$ 21,783	$ 19,407
Interest expense	8,889	7,027	5,055	2,937	1,678
Net interest income	17,921	18,080	19,297	18,846	17,729
Provision for credit losses	262	-	258	725	450
Provision for credit losses - acquisition day 1 non-PCD	4,591	-	-	-	-
Net interest income after provision for credit losses	13,068	18,080	19,039	18,121	17,279
Non-interest income	2,405	2,392	2,368	2,717	2,438
Investment securities losses, net	(125)	(218)	(57)	(25)	(134)
Non-interest expenses	20,680	11,778	11,649	11,614	11,200
Income (loss) before provision for income taxes	(5,332)	8,476	9,701	9,199	8,383
Provision for income tax expense (benefit)	(1,188)	1,609	1,826	1,655	1,482
Net income (loss)	$ (4,144)	$ 6,867	$ 7,875	$ 7,544	$ 6,901
Earnings (Loss) Per Share Basic	$ (1.01)	$ 1.71	$ 1.97	$ 1.88	$ 1.72
Earnings (Loss) Per Share Diluted	$ (1.01)	$ 1.71	$ 1.97	$ 1.88	$ 1.72

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED AVERAGE BALANCES, INTEREST, YIELDS AND RATES, AND NET INTEREST MARGIN ON A FULLY TAX-EQUIVALENT BASIS
(UNAUDITED)
	Three Months Ended June 30,
	2023			2022
	Average		Average	Average		Average
	Balance (1)	Interest	Rate	Balance (1)	Interest	Rate
(dollars in thousands)	$	$	%	$	$	%
ASSETS
Interest-bearing deposits at banks	18,193	82	1.79	59,943	91	0.61
Interest bearing time deposits at banks	6,000	45	2.99	9,827	65	2.65
Investment securities:
Taxable	388,327	1,994	2.05	379,060	1,514	1.60
Tax-exempt (3)	113,674	725	2.55	122,167	782	2.56
Investment securities	502,001	2,719	2.17	501,227	2,296	1.83
Loans: (2)(3)(4)
Residential mortgage loans	236,167	3,168	5.38	203,338	2,381	4.70
Construction loans	90,635	1,353	5.99	69,689	721	4.15
Commercial Loans	983,666	13,772	5.62	818,517	9,494	4.65
Agricultural Loans	345,467	4,221	4.90	346,199	3,706	4.29
Loans to state & political subdivisions	60,395	582	3.87	57,933	457	3.16
Other loans	60,770	1,136	7.50	33,907	446	5.28
Loans, net of discount (2)(3)(4)	1,777,100	24,232	5.47	1,529,583	17,205	4.51
Total interest-earning assets	2,303,294	27,078	4.72	2,100,580	19,657	3.75
Cash and due from banks	8,386			6,805
Bank premises and equipment	18,960			17,179
Other assets	102,155			83,164
Total non-interest earning assets	129,501			107,148
Total assets	2,432,795			2,207,728
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	545,527	2,067	1.52	530,596	398	0.30
Savings accounts	314,745	265	0.34	325,649	80	0.10
Money market accounts	330,453	1,847	2.24	348,718	300	0.35
Certificates of deposit	283,694	1,301	1.84	306,213	578	0.76
Total interest-bearing deposits	1,474,419	5,480	1.49	1,511,176	1,356	0.36
Other borrowed funds	307,523	3,409	4.45	78,948	322	1.64
Total interest-bearing liabilities	1,781,942	8,889	2.00	1,590,124	1,678	0.42
Demand deposits	397,084			375,542
Other liabilities	3,379			21,134
Total non-interest-bearing liabilities	400,463			396,676
Stockholders' equity	250,390			220,928
Total liabilities & stockholders' equity	2,432,795			2,207,728
Net interest income		18,189			17,979
Net interest spread (5)			2.71%			3.33%
Net interest income as a percentage
of average interest-earning assets			3.17%			3.43%
Ratio of interest-earning assets
to interest-bearing liabilities			129%			132%

(1) Averages are based on daily averages.
(2) Includes loan origination and commitment fees.
(3) Tax exempt interest revenue is shown on a tax equivalent basis for proper comparison using a statutory federal income tax rate of 21% for 2023 and 2022. See reconciliation of GAAP and non-gaap measures at the end of the press release
(4) Income on non-accrual loans is accounted for on a cash basis, and the loan balances are included in interest-earning assets.
(5) Interest rate spread represents the difference between the average rate earned on interest-earning assets and the average rate paid on interest-bearing liabilities.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED AVERAGE BALANCES, INTEREST, YIELDS AND RATES, AND NET INTEREST MARGIN ON A FULLY TAX-EQUIVALENT BASIS
(UNAUDITED)
	Six Months Ended June 30,
	2023			2022
	Average		Average	Average		Average
	Balance (1)	Interest	Rate	Balance (1)	Interest	Rate
(dollars in thousands)	$	$	%	$	$	%
ASSETS
Interest-bearing deposits at banks	16,395	108	1.33	91,687	137	0.30
Interest bearing time deposits at banks	6,028	90	3.00	10,389	135	2.62
Investment securities:
Taxable	384,453	3,864	2.01	359,189	2,710	1.51
Tax-exempt (3)	117,025	1,505	2.57	118,613	1,519	2.56
Investment securities	501,478	5,369	2.14	477,802	4,229	1.77
Loans: (2)(3)(4)
Residential mortgage loans	224,059	5,872	5.28	202,095	4,712	4.70
Construction loans	88,048	2,492	5.71	65,626	1,327	4.08
Commercial Loans	959,221	26,097	5.49	793,313	18,076	4.59
Agricultural Loans	344,882	8,474	4.95	348,479	7,455	4.31
Loans to state & political subdivisions	59,860	1,125	3.79	52,489	824	3.17
Other loans	79,199	2,828	7.20	30,568	796	5.25
Loans, net of discount (2)(3)(4)	1,755,269	46,888	5.39	1,492,570	33,190	4.48
Total interest-earning assets	2,279,170	52,455	4.64	2,072,448	37,691	3.67
Cash and due from banks	7,716			6,600
Bank premises and equipment	18,292			17,078
Other assets	96,542			81,077
Total non-interest earning assets	122,550			104,755
Total assets	2,401,720			2,177,203
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	527,960	3,584	1.37	516,129	717	0.28
Savings accounts	317,063	471	0.30	321,436	154	0.10
Money market accounts	325,841	3,121	1.93	347,403	523	0.30
Certificates of deposit	281,482	2,243	1.61	314,494	1,237	0.79
Total interest-bearing deposits	1,452,346	9,419	1.31	1,499,462	2,631	0.35
Other borrowed funds	303,344	6,497	4.32	73,651	600	1.64
Total interest-bearing liabilities	1,755,690	15,916	1.83	1,573,113	3,231	0.41
Demand deposits	386,104			366,046
Other liabilities	15,157			19,360
Total non-interest-bearing liabilities	401,261			385,406
Stockholders' equity	244,769			218,684
Total liabilities & stockholders' equity	2,401,720			2,177,203
Net interest income		36,539			34,460
Net interest spread (5)			2.81%			3.26%
Net interest income as a percentage
of average interest-earning assets			3.23%			3.35%
Ratio of interest-earning assets
to interest-bearing liabilities			130%			132%

(1) Averages are based on daily averages.
(2) Includes loan origination and commitment fees.
(3) Tax exempt interest revenue is shown on a tax equivalent basis for proper comparison using a statutory federal income tax rate of 21% for 2020 and 2019. See reconciliation of GAAP and non-gaap measures at the end of the press release
(4) Income on non-accrual loans is accounted for on a cash basis, and the loan balances are included in interest-earning assets.
(5) Interest rate spread represents the difference between the average rate earned on interest-earning assets and the average rate paid on interest-bearing liabilities.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED SUMMARY OF LOANS BY TYPE; NON-PERFORMING ASSETS; and ALLOWANCE FOR CREDIT LOSSES
(UNAUDITED)
(Excludes Loans Held for Sale)
(In Thousands)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022
Real estate:
Residential	$ 358,025	$ 212,793	$ 210,213	$ 203,673	$ 203,323
Commercial	1,080,513	878,972	876,569	857,314	798,528
Agricultural	312,302	312,793	313,614	317,761	313,700
Construction	156,927	75,745	80,691	79,154	71,414
Consumer	42,701	87,101	86,650	124,375	50,319
Other commercial loans	120,288	64,133	63,222	66,241	65,772
Other agricultural loans	30,615	32,052	34,832	29,509	32,870
State & political subdivision loans	61,471	59,886	59,208	59,926	59,450
Total loans	2,162,842	1,723,475	1,724,999	1,737,953	1,595,376
Less: allowance for credit losses - loans	21,652	15,250	18,552	18,291	17,570
Net loans	$ 2,141,190	$ 1,708,225	$ 1,706,447	$ 1,719,662	$ 1,577,806

Past due and non-performing assets

Total Loans past due 30-89 days and still accruing	$ 4,811	$ 1,336	$ 3,317	$ 2,616	$ 2,070

Non-accrual loans	$ 13,073	$ 10,404	$ 6,938	$ 7,118	$ 7,251
Loans past due 90 days or more and accruing	139	41	7	93	139
Non-performing loans	$ 13,212	$ 10,445	$ 6,945	$ 7,211	$ 7,390
OREO	426	428	543	877	972
Total Non-performing assets	$ 13,638	$ 10,873	$ 7,488	$ 8,088	$ 8,362

	Three Months Ended March 31,
Analysis of the Allowance for Credit Losses - Loans	June 30,	March 31,	December 31,	September 30,	June 30,
(In Thousands)	2023	2023	2022	2022	2022
Balance, beginning of period	$ 15,250	$ 18,552	$ 18,291	$ 17,570	$ 17,556
Impact of Adopting ASC 326	-	(3,300)	-	-	-

Charge-offs	(4)	(7)	(7)	(14)	(446)
Recoveries	26	5	10	10	10
Net (charge-offs) recoveries	22	(2)	3	(4)	(436)
PCD allowance for credit loss at acquisition	1,689	-	-	-	-
Provision for credit losses - loans	100	-	258	725	450
Provision for credit losses - acquisition day 1 non-PCD	4,591	-	-	-	-
Balance, end of period	$ 21,652	$ 15,250	$ 18,552	$ 18,291	$ 17,570

CITIZENS FINANCIAL SERVICES, INC.
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(Dollars in thousands, except per share data)

	As of
	June 30,
	2023	2022
Tangible Equity
Stockholders Equity - GAAP	$ 263,228	$ 195,032
Accumulated other comprehensive loss	30,980	26,559
Intangible Assets	(88,829)	(32,825)
Tangible Equity - Non-GAAP	205,379	188,766
Shares outstanding adjusted for June 2022 stock Dividend	4,706,768	4,009,362
Tangible Book value per share	$ 43.63	$ 47.08

	As of
	June 30,
	2023	2022
Tangible Equity per share
Stockholders Equity per share - GAAP	$ 55.92	$ 48.65
Adjustments for accumulated other comprehensive loss	6.58	6.62
Book value per share	62.50	55.27
Adjustment for intangible assets	(18.87)	(8.19)
Tangible Book value per share - Non-GAAP	$ 43.63	$ 47.08

	For the Three Months Ended		For the Six Months Ended
	June 30		June 30
	2023	2022	2023	2022
Return on Average Tangible Equity
Average Stockholders Equity - GAAP	$ 221,557	$ 199,864	$ 214,753	$ 206,155
Average Accumulated Other Comprehensive Loss	28,833	21,064	30,016	12,529
Average Intangible Assets	(41,189)	(32,876)	(36,922)	(32,916)
Average Tangible Equity - Non-GAAP	209,201	188,052	207,847	185,768
Net Income (loss)	$ (4,144)	$ 6,901	$ 2,723	$ 13,641
Annualized Return on Average Tangible Equity	-7.92%	14.68%	2.62%	14.69%

	For the Three Months Ended		For the Six Months Ended
	June 30		June 30
	2023	2022	2023	2022
Return on Average Assets and Equity Excluding merger and acquisition costs and provision for credit losses - acquisition day 1 non-PCD
Net Income (loss)	$ (4,144)	$ 6,901	$ 2,723	$ 13,641
After tax provision for credit losses - acquisition day 1 non-PCD	3,627	-	3,627	-
After Tax merger and acquisition costs	6,793	-	7,017	-
Net Income excluding merger and acquisition costs	$ 6,276	$ 6,901	$ 13,367	$ 13,641
Average Assets	2,432,795	2,207,728	2,401,720	2,177,203
Annualized Return on Average stockholders equity, Excluding merger and acquisition costs and provision for credit losses - acquisition day 1 non-PCD	1.03%	1.25%	1.11%	1.25%

Average Stockholders Equity - GAAP	$ 250,390	$ 220,928	$ 244,769	$ 218,684
Annualized Return on Average stockholders equity, Excluding merger and acquisition costs and provision for credit losses - acquisition day 1 non-PCD	10.03%	12.49%	10.92%	12.48%

Average Tangible Equity - Non-GAAP	209,201	188,052	207,847	185,768
Annualized Return on Average Tangible Equity Excluding merger and acquisition costs and provision for credit losses - acquisition day 1 non-PCD	12.00%	14.68%	12.86%	14.69%

Earnings per share, Excluding merger and acquisition costs and provision for credit losses - acquisition day 1 non-PCD
Net Income (Loss)	$ (4,144)	$ 6,901	$ 2,723	$ 13,641
After tax provision for credit losses - acquisition day 1 non-PCD	3,627	-	3,627	-
After Tax merger and acquisition costs	6,793	-	7,017	-
Net income excluding one time items	$ 6,276	$ 6,901	$ 13,367	$ 13,641
Number of shares used in computation - basic	4,113,377	4,012,626	4,059,416	4,008,934
Earnings per share, excluding merger and acquisition costs and provision for credit losses - acquisition day 1 non-PCD	1.53	1.72	3.28	3.40

	For the Three Months Ended		For the Six Months Ended
	June 30		June 30
Reconciliation of net interest income on fully taxable equivalent basis	2023	2022	2023	2022
Total interest income	$ 26,810	$ 19,407	$ 37,222	$ 36,370
Total interest expense	8,889	1,678	3,231	3,717
Net interest income	17,921	17,729	33,991	32,653
Tax equivalent adjustment	268	250	469	485
Net interest income (fully taxable equivalent)	$ 18,189	$ 17,979	$ 34,460	$ 33,138